UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 13, 2017, the Company’s board of directors appointed Amos Kohn to serve as Interim Chief Financial Officer.  Mr. Kohn previously served this position with the Company from March 2011 through August 2013.  Mr. Kohn replaces Mr. Friedlander who was relieved of his duties primarily due to his geographic location outside of the United States. There were no accounting disagreements between Mr. Friedlander and the Company.  The Company thanks Mr. Friedlander for his services for all the years he supported the Company.

In light of Mr. Kohn’s dual position as Principal Executive Officer and Principal Financial Officer, the Company is committed to engage a new Chief Financial Officer as soon as practicable so that Mr. Kohn can continue to focus on overseeing and implementing the Company’s business plan.

Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Kohn is contained in the Company’s Form 10-K for the year ended December 31, 2106. Mr. Kohn receives no additional compensation or other financial arrangements as serving as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL POWER CORPORATION

Date: July 14, 2017	By:	/s/ Amos Kohn
Amos Kohn
Chief Executive Officer